UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2009

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Due to the previously announced resignation of Mr. Francis S. Blake from the Board of Directors of The Southern Company (the “Company”) effective as of October 7, 2009, the Company temporarily has only two members on its Audit Committee. On October 12, 2009, the Company received notice from NYSE Regulation, Inc., an affiliate of the New York Stock Exchange (the “NYSE”), that, as a result of Mr. Blake’s resignation, the Company was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires the audit committee of NYSE-listed companies to have a minimum of three members. The notice stated that the Company would be noncompliant if it was not able to cure the deficiency by October 19, 2009.

It is intended that the Board of Directors will appoint a third member to the Audit Committee at its regularly-scheduled board meeting on Monday, October 19, 2009, which will eliminate this deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009	THE SOUTHERN COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary